EXHIBIT 4.19

                              SETTLEMENT AGREEMENT



        This Settlement Agreement (the "Agreement") is made and entered into effective the 11th day of May, 1995, among HealthWatch, Inc. (the "Company"), Investor Resource Services, Inc. ("IRI"), SMI Capital Corp. ("SMI') and Charles Arnold ("Arnold").

         WHEREAS, pursuant to Subscription and Investment Agreements executed in June, 1994 between the Company and IRI and SMI, IRSI and SMI acquired 200,000 shares each of the Common Stock, $.01 par value, of the Company (the "Common Stock");

         WHEREAS, certain matters have arisen in connection with the purchase of the Common Stock by IRI and SMI;

         WHEREAS, the Company, IRI, SMI and Arnold desire to resolve open matters and issues between them in connection with the purchase of the Common Stock and otherwise.

         NOW, THEREFORE, in consideration of and in reliance upon the mutual representations, warranties and agreements contained herein and in the exhibits hereto, the parties hereto agree as follows:

         1. Conversion of Common Stock to Preferred Stock. Within fifteen (15) days of the execution of this Agreement by each of the parties hereto, IRI and SMI shall each deliver to the Company certificates for 200,000 shares of the Common Stock (the "Common Shares"). Simultaneously with such delivery, the Company shall issue and deliver to each of IRI and SMI certificates representing 200,000 shares of the Series A Convertible Preferred Stock of the Company (the "Preferred Shares"), the Preferred Shares having the rights, terms and obligations as set forth in the Certificate of Designation of Series A Convertible Preferred Stock attached as Exhibit A hereto. IRI and SMI each represents and warrants that it has the unrestricted and absolute power to assign its Common Shares to the Company. IRI and SMI further represent and warrant that they have the full corporate power to execute and deliver this Agreement and have taken all action required by law, their respective Articles of Incorporation, Bylaws or otherwise to authorize such execution and delivery and that this Agreement is a valid and binding obligation of each of them and that it owns its Common Shares free and clear of any liens or encumbrances and agreements, and that upon delivery of certificates for such shares to the Company, the Company will acquire title to such shares free and clear of any liens or encumbrances. The Company represents that the Certificate of Designation of Series A Convertible Preferred Stock shall be filed with the Minnesota Secretary of State prior to the issuance of the certificates for the Preferred Shares and that upon issuance of the Preferred Shares, such shares shall be duly authorized, fully paid and nonassessable shares of the Series A Convertible Preferred Stock of the Company. The Company further represents and warrants that it has the corporate power to execute and deliver this Agreement and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize such execution and delivery and that this Agreement is a valid and binding obligation of the Company.

         2. Issuance of Warrant. Simultaneously with the delivery of the certificates for the Preferred Shares, the Company shall deliver to each of IRI and SMI, a stock warrant representing the right to purchase 50,000 shares of Common Stock (the "Warrants"), the Warrants to be in the form of Exhibit B hereto.

        3. Representations of IRI and SMI. IRI and SMI, each acknowledges and represents as follows:

         (a) It has been given full access to information regarding the Company (including the opportunity to meet with Company officers and to review all the documents that it may have requested) and has utilized such access to its satisfaction for the purpose of obtaining information.

         (b) It has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Preferred Shares;

         (c) It understands that the purchase of the Preferred Shares is a highly speculative investment and involves a high degree of risk;

         (d) It believes that the investment in the Preferred Shares is suitable based upon its investment objectives and financial needs and that it has adequate means of providing for current financial needs and contingencies, has no need for liquidity of investment with respect to the Preferred Shares and can afford a complete loss of such investment; and

         (e) It understands that there are substantial restrictions on the transfer of the Preferred Shares; and, accordingly, it may not be able to liquidate an investment in the Preferred Shares for an indefinite period.

         4. Investment Intent; Restrictions on Transfer. IRI and SMI each has been advised that the Preferred Shares are not being registered under the Secuities Act of 1933, as amended (the "Act"), or state securities laws and are being sold pursuant to exemptions from the Act and such laws, and that the Company's reliance upon such exemptions is predicated in part on its representations contained herein. Each of IRI and SMI represents and warrants that the Preferred Shares is being purchased for its account and for investment without the intention of reselling or redistributing the same, and that its financial condition is such that it is not likely that it will be necessary to dispose of any of such shares in the foreseeable future. Each of IRI and SMI further represents and agrees that the Preferred Shares may not be sold except pursuant to an effective registration statement under the Act and applicable state securities laws, or an opinion of counsel that such registration is not required. Each of IRI and SMI understands that a legend will be placed on the certificates representing the Preferred Shares containing substantially the following language:

                  These shares have been purchased for investment within the meaning of the Securities Act of 1933 as amended ("Act") and applicable state securities laws, and they may not be sold, offered for sale, pledged, or otherwise transferred without an effective registration statement under the Act and applicable state securities laws or an opinion of counsel satisfactory to the Company to the effect that the proposed transaction will be exempt from registration.

         5. Registration Rights. The Company shall file a Registration Statement under the Act with respect to the Common Stock (i) issuable upon conversion of the Preferred Shares, (ii) payable in lieu of cash payments for the dividends on the Preferred Shares and (iii) issuable upon exercise of the Warrants. The Company shall be required to effect only one registration pursuant to this
Section 5. In connection with such registration, the Company will:

                  (a) Use its best efforts to cause such registration statement to become and remain effective for a period of 120 days following conversion of all of the Preferred Shares; provided, however, that the Company shall not be obligated to maintain such registration after December 31, 1996;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Common Stock;

                  (c) Furnish to each of IRI and SMI such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the public sale or other disposition of the Common Stock;

                  (d) Notify IRI and SMI at any time when a prospectus relating to the Common Stock covered by such registration statement is required to be delivered under the Act within the appropriate period, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at IRI's or SMI's request, prepare and furnish to each of them a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         All expenses incurred by the Company in complying with this Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Company and the expense of any special audits incident to or required by any such registration shall be paid by the Company. Only the underwriting discount or selling commission applicable to the sale of the Common Stock and the expenses of counsel, if any, for IRI and SMI, shall be borne by IRI and SMI.

         IRI and SMI agree to supply the Company with such information as may be required by the Company to register or qualify the Common Stock. IRI and SMI represent and warrant that they will comply with all applicable federal and state laws in connection with the offer and sale of the Common Stock. In connection with such filing and the subsequent disposition of the shares of Common Stock, each of IRI and SMI agrees as follows:

         (i) It has no agreement or understanding with any broker/dealer or underwriter with respect to the proposed sale of such stock and hereby agrees and warrants that if it shall at a later date enter into any agreement for an underwritten offering of all or a portion of such shares, it will immediately so advise the Company and provide the Company with the details of any such undertaking;

         (ii) It expects that any of the shares of the Common Stock which it sells pursuant to the registration statement will be sold in the over-the-counter market at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions and that no more than ordinary and customary fees will be paid to a broker/dealer in connection with any such sale and agrees to notify the Company if there is any change in such expectation; and

         (iii) It understands that the sale of any of the shares subject to the registration statement must be accompanied by the delivery of an effective prospectus and agrees that it will inform any broker/dealer who it engages to sell any of its shares of Common Stock subject to the registration statement that the sale must be accompanied by the delivery of a prospectus. The undersigned further understands that it is its sole responsibility to provide the broker/dealer with a copy of the prospectus. (The Company will advise selling stockholders when the registration statement has been declared effective by the Commission, prior to which no sales pursuant to the registration statement may be made.)

         6. Sales of Common Stock. IRI, SMI and Arnold, jointly and severally, represent and warrant that neither they nor any of their affiliates or associates will at any time prior to the conversion of all of the Preferred Shares, engage in so called "short sales" of Common Stock.

         7. General Releases. Subject to only the following paragraph, IRI, SMI and Arnold, jointly and severally, for themselves and their respective successors and assigns, hereby release and discharge the Company and each and all of its present and past agents, servants, employees, representatives, directors, officers, subsidiaries, affiliates, attorneys, successors and assigns (collectively, "Company Releasees") from, and hereby acknowledge full and complete satisfaction of, any and all rights, claims, demands, debts, liabilities, accounts, obligations and causes of action of every kind and nature which they or any of them has or may have against any of the Company Releasees, in each case whether now existing or hereafter arising, known or unknown, absolute or contingent, determined or speculative, in equity or at law, or by act or omission. Subject only to the following paragraph, the Company for its self and its respective successors and assigns, hereby releases and discharges IRI, SMI and Arnold and each and all of their present and past agents, servants, employees, representatives, directors, officers, subsidiaries, affiliates, attorneys, successors and assigns (collectively, "IRI, SMI and Arnold Releasees") from, and hereby acknowledges full and complete satisfaction of, any and all rights, claims, demands, debts, liabilities, accounts, obligations, and causes of action of every kind and nature which it has or may have against any of the IRI, SMI and Arnold Releasees, in each case whether now existing or hereafter arising, known or unknown, absolute or contingent, determined or speculative, in equity or at law, or by any act or omission.

         The foregoing general releases do not release any of the parties to this Agreement from their respective undertakings, representations and obligations set forth in this Agreement.

         8. Agreement to Negotiate. The parties shall negotiate in good faith to resolve any controversy or claim arising out of or relating to this Agreement, or the breach thereof. If any party to this Agreement believes that such a controversy or claim has arisen, that party may give notice to the other parties requesting such negotiations. Any dispute not settled pursuant to such negotiations shall be submitted to binding arbitration in California in accordance with the applicable rules of the American Arbitration Association (or any other dispute resolution organization agreed upon by the parties), by three independent or impartial arbitrators, of whom the Company shall appoint one and IRI, SMI and Arnold shall appoint one and the third shall be appointed by the two arbitrators selected by the parties. Judgment upon the award may be entered by any court having jurisdiction.

         9. Binding on Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10. Entire Agreement. This Agreement and the Exhibits hereto represent the entire Agreement of the parties hereto with respect to the subject matter hereof, superseding all prior agreements, understandings, discussions, negotiations and comments of any kind.

         11. Execution and Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall taken together constitute but one and the same Agreement.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of California without giving effect to conflict of laws principles thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, effective as of May 11, 1995.

Dated: ______________, 1995                  HealthWatch, Inc.


                                             By ______________________
                                                John D. Greenbaum
                                                Its President


Dated: ______________, 1995                  Investor Resource Services, Inc.


                                             By ______________________
                                                Its ____________________



Dated: _______________, 1995                 SMI Capital Corp.


                                             By ______________________
                                                Its ____________________


Dated: _______________, 1995                 _________________________
                                             Charles Arnold



GP:200506 v1


                        CERTIFICATE OF THE DESIGNATION,
                   PREFERENCES, RIGHTS AND LIMITATIONS OF THE
                    SERIES A CONVERTIBLE PREFERRED STOCK OF
                               HEALTHWATCH, INC.


         HealthWatch, Inc., hereinafter called the "Corporation", a corporation organized and existing under the Minnesota Business Corporation Act, does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation, said Board of Directors at a meeting duly called and held on June 28, 1995, and at which a quorum was at all times present, duly adopted a Resolution providing for the issuance of a series of 400,000 shares of Series A Convertible Preferred Stock, which Resolution is as follows:

         "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is given the distinctive designation of "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Stock"), said Series to consist of Four Hundred Thousand (400,000) shares of the stated value of One Dollar and Fifty Cents ($1.50) per share, of which Two Hundred Thousand (200,000) shares shall be subdesignated "Series A Stock-No. 1" and Two Hundred Thousand (200,000) shares shall be subdesignated "Series A Stock-No. 2", the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

         1.       Dividends on Series A Stock.

                           (a) The holders of the Series A Stock shall be
                  entitled to receive dividends at the rate of ten percent (10%) per annum, payable quarterly to holders of the Series A Stock of record at the close of business on the day immediately preceding the payment date, such payments to commence on October 1, 1995 and to be paid on each succeeding January 1, April 1, July 1 an October 1 until the Series A Stock is redeemed or converted. If the record date for the payment of any quarterly dividend in the city where is located the office of any Transfer Agent for the Series A Stock or in the city in which the Company's primary offices are located if it is serving as transfer agent for such stock shall be a legal holiday or a day on which banking institutions are authorized by law to close, then the record date for that dividend shall be the next preceding day not in such city a legal holiday or a day on which banking institutions are authorized by law to close. If the dividend on the Series A Stock for any dividend period shall not have been paid or set apart in full for the Series A Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid or set apart for the Common Stock of the Corporation.

                           (b) Dividends on the Series A Stock shall commence to
                  accrue from October 1, 1994, and shall be paid, at the option of the Corporation, in whole or in part, in cash or in shares of the Corporation's Common Stock; provided that such shares of Common Stock are at the time of any such payment subject to an effective registration statement under the Securities Act of 1933. In the event that all or a portion of any dividend is paid in shares of Common Stock, the Common Stock shall be deemed to have a value of fifty percent (50%) of the then market value for the Common Stock, determined as set forth in paragraph 4 hereof; provided that such value shall in no case be deemed to be less than $.25 per share.

         2.       Redemption of Series A. Stock.

                           (a) The Series A Stock shall be redeemable, in whole
                  or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time and to time on or after issuance and prior to any conversion thereof at a redemption price in cash equal to $1.50 per share (the "Stated Value") plus accrued and unpaid dividends.

                           (b) In the event that less than all of the
                  outstanding shares of Series A Stock are redeemed at any one time, the shares to be redeemed shall be selected by lot, first from the Series A Stock-No. 1 and following redemption of all of the Series A Stock-No. 1, from the Series A Stock-No. 2 in a manner to be determined by the Board of Directors of the Corporation. Not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption of the Series A Stock or any part thereof, a notice specifying the time and place thereof and the redemption price per share of Series A Stock shall be given by mail to the holders of record of the shares of Series A Stock selected for redemption at their respective addresses as the same shall appear on the stock books of the Corporation. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. Upon such notice of redemption (unless the Corporation shall default in the payment of the redemption price as set forth in such notice), the holders of shares of Series A Stock selected for redemption and to whom notice has been duly given shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof, and shall have no voting or other rights with respect to such shares except the right to receive the moneys payable upon such redemption from the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

         3.       Voting Rights.

                  Unless and except to the extent otherwise required by law the holders of the Series A Stock shall have no voting power with respect to any matter whatsoever. Unless and except to the extent otherwise required by law, the holders of the Series A Stock shall have no right to vote as a class with respect to any matter whatsoever. Should the Series A Stock or any series thereof be entitled to vote on any matter pursuant to a requirement of law, each holder of such stock shall be entitled to one vote in respect to each share of such stock held of record in respect to such matter, unless some other vote is required by law.

         4.       Conversion of Series A Stock into Common Stock.

                           (a) Subject to the provisions of this paragraph 4,
                  the holder of record of any share or shares of Series A Stock shall have the right, at his option, at any time after issuance, to convert each said share or shares of Series A Stock into one (1) fully-paid and non-assessable share of Common Stock, $.01 par value (hereinafter referred to as "Common Stock), of the Corporation provided that such holder has given the Corporation at least fifteen (15) days prior notice of his election to convert, during which period the Corporation shall have the right to redeem such stock as provided in paragraph 2 hereof. In the event that the Corporation has not redeemed the Series A Stock-No. 1 on or before March 12, 1996, the conversion rate for each share of such stock shall thereafter be subject to adjustment based upon the market price for the Common Stock on the first day of the notice of election to convert given as provided above. The number of shares into which each such share of Series A Stock-No. 1 is thereafter convertible shall be equal to the quotient of $1.50 (the Stated Value) divided by the lesser of One Dollar ($1.00) or fifty percent (50%) of the then market value for the Common Stock provided that for this purpose, the market value shall not be less than $.25 per share or, if less, the lowest price at which the Corporation has sold Common Stock during the period that the Series A Stock is outstanding (the price at which the Corporation sold Common Stock in the Unit Offering commended May 19, 1995 being deemed to be $.25 per share). In the event that the Corporation has not redeemed the Series A Stock-No. 2 on or before August 12, 1996, the conversion rate for each share of Series A Stock-No. 2 shall thereafter be subject to adjustment on the same basis as the Series A Stock-No. 1.

                           The market value for the Common Stock on a given date
                  shall be the average of the mean between the high and low bid prices for the Common Stock during the twenty (20)-day period prior to the date that the Common Stock is to be issued in the case of the payment of dividends pursuant to paragraph 1 hereof or the first day of the notice to convert given in connection with the conversion of Series A Stock as provided herein. The Corporation shall not be required to issue fractional shares in connection with the conversion of any of the Series A Stock and shall, in lieu thereof, pay to the holder requesting conversion, an amount equal to the value (determined in accordance with the foregoing) of such fractional share.

                           In case any shares of Series A Stock shall have been
                  called for redemption, such right of conversion in respect of the shares so called for redemption shall cease and terminate, unless default shall be made in the payment of the redemption price.

                           (b) Any holder of a share or shares of Series A Stock
                  desiring to convert such Series A Stock into Common Stock, shall surrender the certificate or certificates representing the share or shares of Series A Stock so to be converted, duly endorsed (if required by the Corporation) to the Corporation or in blank, at the office of any Transfer Agent for the Series A Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same as provided above, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

                           (c) Conversion of Series A Stock shall be subject to
                  the following additional terms and provisions:

                                            (1) As promptly as practicable after
                                    the surrender for conversion of any Series A
                                    Stock, the Corporation shall deliver or
                                    cause to be delivered at the principal
                                    office of the Transfer Agent for the Series
                                    A Stock (or such other place as may be
                                    designated by the Corporation), to or upon the written order of the holder of such Series A Stock, certificates representing the shares of Common Stock issuable upon such conversion issued in such name or names as such holder may direct. Shares of the Series A Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series A Stock for conversion, as provided above, and the rights of the holders of such Series A Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which shall stock transfer books are open.

                                            (2) The Corporation shall make no
                                    payment or adjustment on account of any
                                    dividends accrued on the shares of Series A
                                    Stock surrendered for conversion.

                                            (3) The Corporation shall at all
                                    times reserve and keep available solely for the purpose of issuance upon conversion of Series A Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series A Stock.

                           (d) The issuance of certificates for shares of Common
                  Stock upon conversion of the Series A Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series A Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                  5. General.

                           (a) Conversion adjustment. In the event that the
                  Corporation shall at any time prior to conversion either (a) subdivide the outstanding shares of Common Stock into a greater number of shares, (b) combine the outstanding shares of Common Stock into a smaller number of shares, (c) change the outstanding shares of Common Stock into the same or a given number of shares of any other class or classes of stock,
                  (d) declare on or in respect of the Common Stock a dividend payable in shares or other securities of the Corporation, then the holders of the Series A Stock shall be entitled to receive the same number of shares or other securities of the Corporation, or shall be entitled to subscribe for and purchase at the same price that the shares or securities are offered to holders of Common Stock, the number of such shares or the amount of such securities as will represent the same proportion of the outstanding Common Stock prior to such increase or decrease as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of shares of Common Stock into which their shares of Series A Stock were convertible on the record date for any such dividend or subscription. The Board of Directors shall determine what adjustments shall be made in the Stated Value and in the market prices for the Corporation's Common Stock in order to appropriately reflect and account for any such change.

                           (b) Merger. In the event the Corporation at any time
                  while any of the shares of Series A Stock are outstanding shall be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business as an entirety, lawful provision shall be made as part of the terms of such consolidation, merger, sale, or lease so that the holder of any shares of Series A Stock may thereafter receive in lieu of such shares of Common Stock otherwise issuable to him upon conversion of his shares of Series A Stock, but at the conversion rate which would otherwise be in effect at the time of conversion as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable, or payable upon such consolidation, merger, sale, or lease, with respect to shares of Common Stock of the Corporation. The Board of Directors shall determine what adjustments shall be made in the Stated Value and in the market prices for the Corporation's Common Stock in order to appropriately reflect and account for any such change.

                           (c) Nothing herein shall be deemed to require the
                  Corporation in the event of any such subdivision, combination, reclassification, recapitalization, consolidation, merger or sale of assets, or liquidation, dissolution or winding up, to issue or distribute fractional interests in shares of capital stock or any other security of the Corporation or another issuer, and the Corporation may make such arrangements as the Board of Directors of the Corporation shall approve with respect to any such event for settlement in lieu of issuance of a fractional interest in a share of capital stock or other security of the Corporation or another issuer to any holder of the Series A Stock.

                           (d) The shares of Series A Stock shall not be subject
                  to the operation of a purchase, retirement or sinking fund.

                           (e) The issuance of additional shares of Series A
                  Stock shall not be subject to any restrictions as to issuance, nor shall the holders of the Series A Stock be entitled to any restriction with respect to the issuance of shares of any other series of the Corporation's Common Stock or Preferred Stock, or as to the powers, preferences or rights of any such other series."


         IN WITNESS WHEREOF, I have hereunto subscribed my hand this 1st day of August, 1995.

                                                    HealthWatch, Inc.


                                                    By _____________________
                                                       John Greenbaum, President


GP:200602 v1



        SEE PARAGRAPH 7 FOR RESTRICTIONS ON THE TRANSFER OF THIS WARRANT


No. WA-PS-__
                                                              Series PS Warrant
                                                              to Purchase 50,000
Shares

                      WARRANT TO PURCHASE COMMON STOCK OF
                               HEALTHWATCH, INC.


        THIS CERTIFIES THAT for value received _________________ is entitled, subject to the terms and conditions hereinafter set forth, to purchase from HEALTHWATCH, INC., a Minnesota corporation (the "Company"), 50,000 fully paid and non-assessable shares of Common Stock of the Company (herein called the "Common Stock"), upon presentation and surrender of this Warrant with the Subscription Form duly executed, at any time after October 1, 1995 and during the balance of the term hereof, at the principal office of the Company or at such other office as shall have theretofore been designated by the Company by notice pursuant hereto and upon payment therefor of the Purchase Price, in lawful money of the United States of America, determined as set forth below. The term of this Warrant shall commence on the date hereof, and terminate, if not exercised prior thereto, at 5:00 p.m. California Time, on December 31, 1996.

        This Warrant is subject to the following terms and conditions:

        1. The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock). In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

        2. The purchase price for each share of Common Stock purchasable pursuant to the exercise of this Warrant shall be Forty-Two Cents ($.42) per share, such price being sometimes hereinafter referred to as the "Base Purchase Price". The Base Purchase Price and, from time to time, the number of shares of Common Stock subject to purchase hereunder are subject to adjustment in certain circumstances provided for below, and the Base Purchase Price, as it may be adjusted from time to time, is hereinafter referred to as the "Purchase Price".

               (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii) subdivide its outstanding shares of Common Stock,
        (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Purchase Price in effect immediately prior thereto shall be adjusted to that amount determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination or consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock after giving effect thereto. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification. The Purchase Rate in effect immediately prior to any such issuance, subdivision, reduction, consolidation or combination shall be increased or decreased, effective at the opening of business on the day following the date of such issuance, subdivision, reduction, consolidation or combination so that the Purchase Rate (i.e., the number of shares issuable upon exercise of the Warrants) when multiplied by the Purchase Price, shall be equal to the product of Forty-Two Cents ($.42) times the number of shares of Common Stock for which this Warrant was initially exercisable.

               (b) In the event the Company shall at any time be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business as an entirety, lawful provision shall be as part of the terms of such consolidation, merger, sale, or lease as the Board of Directors of the Company deems necessary and appropriate to protect the rights of the Holder of this Warrant.

        3.     In case at any time:

               (a) The Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

               (b) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

               (c) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (d) There shall be any capital reorganization, or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

               (e) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company, of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

        4. If any event occurs as to which, in the sole opinion of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustment in the application of such provisions as may be necessary, in the sole judgment of such Board, in accordance with such essential intent and principles, to protect such rights as aforesaid.

        5. Exercise of this Warrant shall be made by the surrender hereof by the Holder to the Company at its principal office together with (i) the attached Subscription Form designating the number of shares of Common Stock being purchased, (ii) a certified check or cash in payment for such shares and (iii) a letter of transmittal setting forth the computation of the amount of said payment. The Company shall thereafter promptly (in any event within seven (7) business days after such exercise) issue certificates for the number of shares of the Common Stock of the Company purchased at the Purchase Price in effect at the time of such exercise. The Holder shall be deemed to be the record owner of such shares of Common Stock as of the close of business on the date of such exercise. The Holder shall not be entitled to receive a fractional share, but in lieu thereof the Company shall pay in cash an amount equal to the market value of such fractional share if the Common Stock has a market value, or if not, the book value of such fractional share. The Company shall thereupon cancel this Warrant; and in the event that less than the entire number of shares purchasable are purchased, shall issue a new Warrant for the number not so purchased.

        6. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will, from time to time, take all such action as may be requisite to assure that the par value or stated value per share of the Common Stock to be acquired upon the exercise of this Warrant is at all times equal to or less than the then effective Purchase Price per share of the Common Stock issuable pursuant to exercise of this Warrant. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of its Common Stock to provide for such exercise.

        7. (a) The Holder represents that he is acquiring this Warrant and, in the absence of an effective registration statement under the Securities Act of 1933 (the "1933 Act") for the shares of Common Stock issuable hereunder, such shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Holder and the holder of any shares of Common Stock issued upon exercise hereof, by his acceptance hereof, agrees that he/she/it will notify the Company in writing before selling or otherwise disposing of this Warrant or any shares of Common Stock issued to him/her/it upon exercise hereof, describing briefly the nature of any such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the Company has received an opinion of counsel reasonably acceptable to it that no registration (or perfection of an exemption) under the 1933 Act is required with respect to such sale or disposition (which opinion may be conditioned upon the transferee's assuming the Holder's obligation under this paragraph 7) or (ii) an appropriate registration statement with respect to such Warrant or such Common Stock, or both, has been filed with the Securities and Exchange Commission (the "Commission") and declared effective by the Commission. The Company may require that this Warrant and certificates representing shares of Common Stock issued upon exercise hereof be stamped or imprinted with an appropriate legend reflecting the foregoing restrictions. For the purposes of this paragraph 7, the term "Securities" shall include this Warrant and the shares of Common Stock issued or issuable upon the exercise hereof.

        (b) The restrictions imposed by this paragraph 7 on the transfer of the Securities shall terminate as to any portion of the Securities when:

               (i) Such portion of the Securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or exemption; or

               (ii) Written opinions to the effect that such a registration is no longer required or necessary under any Federal or State law or regulation of governmental authority shall have been received from legal counsel for the Company and counsel for the holder of such portion of the Securities; or, if a favorable opinion is obtained from holder's counsel, and counsel for the Company declines to render such an opinion, upon the holder's undertaking to indemnify the Company, on terms satisfactory to the Company, against all liability or loss the Company may sustain in connection with such transfer; or

        Whenever the restrictions imposed by this paragraph 7 shall terminate, as provided above, any holder of the Securities as to which such restrictions shall have terminated shall be entitled to receive promptly from the Company, without expense to him, a new certificate, not bearing the restrictive legend referred to in clause (a) hereof.

         8. As more fully set forth in that certain Settlement Agreement among the Company, Investor Resources, Inc., SMI Capital Corporation and Charles Arnold, effective as of May 11, 1995, on or before August 4, 1995, the Company shall file with the Securities and Exchange Commission a registration statement or similar document under the 1933 Act and shall use its best efforts to cause all of the shares of Common Stock issuable upon exercise of this Warrant to be registered under the 1933 Act.

        9. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender. Subject to paragraph 7 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder, in person or by duly authorized attorney, upon surrender of this Warrant duly endorsed, at the principal office of the Company.

        10. Upon the receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

        11. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission:

               (a) If to the Holder, at such address as may have been furnished by such holder to the Company in writing; and

               (b) If to the Company, at such address as may have been furnished by the Company to the Holder of this Warrant in writing.

        12. This Warrant shall be binding upon any successors or assigns of the Company.

        13. This Warrant shall be construed in accordance with and governed by the laws of the State of California.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the date set forth below by one of its officers thereunto duly authorized.

Dated:  August ___, 1995.

                                                    HEALTHWATCH, INC.


                                                    By
                                                       Its President and Chief
                                                          Executive Officer




                               SUBSCRIPTION FORM

                   To be signed only upon exercise of Warrant


        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for and to purchase thereunder, _________________ of the shares of Common Stock of HEALTHWATCH, INC. to which such Warrant relates, and herewith makes payment of $_________________ therefor, in cash or by certified check, and requests that the certificates for such shares be issued in the name of, and be delivered to, , the address for which is set forth below the signature of the undersigned.

Dated:   _________________


                                             ______________________
                                             ______________________
                                             (Signature)


                                             ______________________
                                             ______________________
                                             (Address)




                   To be signed only upon transfer of Warrant

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________ the right to purchase _________ shares of Common Stock of HEALTHWATCH, INC. to which the within Warrant relates and appoints _______________________ , attorney, to transfer said right on the books of HEALTHWATCH, INC. with full power of substitution in the premises.

Dated: ___________________


                                             ______________________
                                             ______________________
                                             (Signature)


                                             ______________________
                                             ______________________
                                             (Address)


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